TRUST AND RESPECT CUSTOMER SATISFACTION LOYALTY INTEGRITY FAIRNESS HONESTY SUCCE S S Alion Code of Ethics, Conduct and Responsibility N O V 2014

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 2 CEO MESSAGE Code of ethiCs key to suCCess Dear Colleague and Employee-owner, Alion is committed to the personal success and professional growth of its people, the success of its projects, and the long-term success of the Company. At the root of Alion’s commitment to success are the fundamental principles that legal requirements must be satisfied, financial statements must be complete and accurate, and customers and other stakeholders must be treated fairly. The Alion Code of Ethics, Conduct, and Responsibility (the “Code”) not only requires compliance with laws and regulations, but embodies a commitment to positive behavior that builds honesty, promotes fairness, and demonstrates integrity. This leads to Alion’s success by producing customer satisfaction, loyalty, trust, and respect. We honor our commitments, communicate openly, and hold ourselves accountable. Operating within the framework of the Code, Alion creates and sustains value for its stakeholders. To measure compliance with the Code, the Board of Directors and the Committee require all employees, officers, and directors to review the Code upon joining the Company and then again each year during Annual Mandatory Ethics Training. Please review the Code carefully, and use it to guide your judgments and decisions regarding conduct. If you have any questions, do not hesitate to talk with your supervisor, or call the independent third-party Ethics Hotline at 877-439-9227. Thank you for your support and commitment. Your cooperation is essential to our success. Sincerely, Bahman Atefi Chairman and CEO

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBILITY

## CONTENTS

A Culture Based on Our Core Values . . . . . 5
Alion Policies and Procedures . . . . . 5
Ethical Decision Making . . . . . 5
Responsibilities . . . . . 6
Violations and Reporting Misconduct . . . . . 7

WORKING WITH EACH OTHER
Discrimination and Harassment, including Sexual Harassment . . . . . 8
Promoting a Safe and Healthy Workplace . . . . . 8
Technology in the Workplace . . . . . 9

PROTECTING OUR COMPANY
Personal Conflicts of Interest. . . . . . 9
Organizational Conflict of Interest . . . . . 10
False Claims . . . . . 10
International Trade Control
and Foreign Travel . . . . . 11
Labor Charging . . . . . 12
Government and Company Investigations . . . . . 12
Protect Shareholder Value and Comply
with Securities Laws . . . . . 13
Protect Confidential & Proprietary Information and Intellectual Property . . . . . 14
Security of U.S. Government Classified and Other Sensitive Information . . . . . 14
Records Retentions and Destruction. . . . . . 15
Political Activities . . . . . 15

RESPECTING OUR CUSTOMERS AND BUSINESS PARTNERS
Marketing and Procurement Integrity . . . . . 15
Unauthorized Third Party Proprietary and
Third Party Source Selection Information . . . . . 16
Recruitment and Employment of Current and Former
U.S. Government Employees and Other Employment Restrictions . . . . . 16
Gratuities, Bribes and Kickbacks. . . . . . 17

Closing Thoughts . . . . . 19
Summary . . . . . 20
Supplement to Alion Code of Ethics, Conduct, and Responsibility:
Code of Ethics for Finance Employees . . . . . 21

3

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 4 QUICK REFERENCE – THE CODE IN A NUTSHELL Call the Ethics Hotline: Questions? Issues? Concerns? Call the Ethics Hotline at 877-439-9227 or report online at www.tnwgrc.com/alion. Comply with Laws and Regulations: Do not take any action on behalf of Alion that you know, or reasonably should know, would violate any law or regulation. Marketing and Procurement Integrity: Always deal honestly and fairly with customers, competitors, teaming partners, subcontractors, suppliers, and consultants. Government Proprietary and Source Selection Information: Do not obtain, or try to obtain, directly or indirectly, any information believed to contain proprietary or source selection information not belonging to the Company, except where permitted by law or express agreement. Recruitment and Employment of Current and Former U.S. Government Employees: Federal laws and regulations restrict post-government employment activities of former government officers and employees. Gratuities, Bribes and Kickbacks: Do not offer, solicit, accept, or provide, or attempt to offer, solicit, accept or provide any payment or inducement that may be perceived as a gratuity, bribe, or kickback. Doing Business Overseas: Do not give anything of value to a foreign official for the purpose of influencing the official, even if local practice or custom permits it. Conflicts of Interest: Avoid any situation that may create or appear to create a conflict between personal interests and the interests of the Company. Disclose all actual or potential Organizational Conflicts of Interest and Personal Conflicts of interest. False Claims: Do not submit or concur in the submission of any claims, bids, proposals, or any other documents of any kind that are false, fictitious, or fraudulent. Labor Charging: Timely and accurately complete timesheets and record all hours worked. Government and Company Investigations: Notify the Law Department of any government inquiry arising through a written subpoena or a written request for information before any action is taken or promised. Comply with Applicable Securities Laws: Do not trade Alion securities or securities of other publicly-traded companies based on material, non-public information. Protect Confidential and/or Proprietary Information and Intellectual Property: Protect Alion confidential and/or proprietary information and capital assets including intellectual property. Protect U.S. Government Classified and Other Sensitive Information: Do not seek access to, accept, or retain any classified materials for which you do not have a need to know, or which you are not otherwise entitled to possess. Records Retention and Destruction: Ensure that business records are available to meet the business needs of the Company, including all applicable legal, tax, and other regulatory requirements. Do Not Discriminate or Harass: Avoid inappropriate behavior to include verbal or physical conduct that creates an intimidating, offensive, or hostile environment. Do not harass or discriminate on the basis of race, national origin, religion, disability, pregnancy, age, military status, sex, or sexual orientation. Technology in the Workplace: Whether in electronic or other form, all obscene, pornographic, inappropriate, offensive, harassing or discriminatory material is strictly prohibited in the workplace, at work-related activities, and on technology or systems used for Alion business.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 5 A CULTURE BASED ON OUR CORE VALUES Alion is committed to dealing honestly and fairly with our employees, customers, suppliers, shareholders and the communities in which we live and work. Our success depends on maintaining and sustaining a culture that incorporates our core values into our decision making and our actions. The Core Values upon which we base our success are: • Integrity of work, people and results • Fairness to our employees, suppliers, consultants and customers • Honesty in all operations • Commitment to the personal success and professional growth of our people, the success of our projects and the long- term success of Alion • Respect for our co-workers, customers, partners and competitors • Highest Quality of effort and work product ALION POLICIES AND PROCEDURES The Alion policies and procedures referenced in this Code can be found on the Alion Intraweb at: • http://intraweb.alionscience.com (internal) • https://iweb.alionscience.com (external) ETHICAL DECISION MAKING When faced with an ethical dilemma, follow four steps to assist in determining the correct course of action: 1. Define the Problem: What feels wrong about this situation, behavior, or action? What is the issue about which you are unsure? 2. Solution Development: What are the solutions and resources available to solve the problem? Who should be involved in addressing the situation? 3. Solution Selection: What are the potential consequences? Which solution has the maximum benefit to all parties involved and causes the least harm? 4. Implementation: How do I put the solution into action? Who should be consulted and informed of the solution? Some other basic questions to ask when making ethical decisions include the following: • Is this situation/course of action against the law or Company standards? • How will our customers, fellow employees, or community be affected? • Am I being honest and impartial? • Would I be comfortable describing my decision to my colleagues, Company management, and my family? • How would this situation look if it made headlines? If a question arises and you are not sure of the appropriate action, always discuss the issue with any of the Resources for Getting Help on page 7.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 6 RESPONSIBILITIES General responsibilities for all assoCiated with alion Alion directors, officers, employees, agents, consultants, subcontractors, and suppliers are expected to: • Conduct business in accordance with the highest ethical standards; • Comply with the letter and spirit of the laws of the U.S. and other jurisdictions in which Alion does business; • Use Alion and customer resources appropriately; • Never participate in, condone, or ignore illegal or unethical acts; and • Raise ethical concerns immediately and escalate them as necessary to all appropriate resources within the Company. employee responsibilities Employees must be fair, honest and in compliance with the law in all business relationships. But ethical behavior is more than mere compliance. It means doing what’s right, even when it is difficult or uncomfortable. Here are a few ways you can do what is right: • Follow Alion’s Core Values • Follow the law and Alion’s policies • Use common sense and good judgment • Seek guidance when unsure • Speak up when you see a problem manaGer and supervisor responsibilities Each manager and supervisor must lead by example: • Foster an environment that emphasizes and rewards ethical behavior ; • Promote a culture where people are comfortable asking questions and raising concerns; and • Ensure that colleagues are aware of and comply with the Code, relevant company policies and legal requirements. responsibilities of Consultants, subContraCtors and suppliers Alion subcontractors, consultants, agents and vendors, are each expected to comply with this Code or their own Code if it imposes similar standards of ethics and integrity.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 7 VIOLATIONS AND REPORTING MISCONDUCT (See Policy Nos. LE2.01, LE2.02, LE2.03 and LE2.05) speakinG up Speak up and seek help when you are aware of or suspect an actual or potential ethical lapse or violation of the Code or our policies. Inappropriate actions, or actions that may be perceived as inappropriate, can have a damaging effect on all of us and on Alion’s reputation. The consequences of misbehavior can often be avoided if someone speaks up promptly. Commitment to Zero retaliation Alion does not tolerate retaliation against anyone who, in good faith, raises a concern, reports a violation or participates in an investigation. Regardless of your position within the company, if you see or are aware of retaliation, however subtle, report them immediately. investiGations We review, investigate, and respond to all reports of ethical concerns and potential violations. Our investigations are impartial, objective, thorough and timely. We expect employees to cooperate with any investigation, and we trust that those participating in an investigation will maintain appropriate confidentiality. disCipline To protect Alion and its employees, we respond promptly to reports of ethical concerns or conduct that may violate the law, our Code or a company policy. We may determine that remedial action or disciplinary action is necessary. Disciplinary action, up to and including termination, is reviewed with the company’s Law Department and in conjunction with the participating parties. We periodically review our policies and procedures, and implement improvements and other corrective actions to prevent problems from recurring in the future. Confidentiality Alion treats all reports of ethical concerns or potential violations in a confidential manner. We prefer that you identify yourself when reporting concerns, as this will help in investigating an incident or situation. However, you have the option of making an anonymous report through the Ethics Hotline. resourCes for GettinG help or raisinG a ConCern • Ethics Hotline 1-877-439-9227 24 hours/day, 7 days/week From Outside the U.S., call collect: 770-776-5697 Online: www.tnwgrc.com/alion • Your Supervisor or Manager • Law Department: Law_Department@alionscience.com • Human Resources Department: HR@alionscience.com • International Trade Compliance: export@alionscience.com • Industrial Security Compliance: security@alionsciencecom 

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 8 WORKING WITH EACH OTHER DISCRIMINATION AND HARASSMENT, INCLUDING SEXUAL HARASSMENT (See Policy No. HR1.02) Alion is committed to providing equal opportunity in employment to all employees and applicants for employment. No person shall be discriminated against because of race, religion, color, sex, sexual orientation, age, national origin, disability, or military status. Alion promotes a productive work environment and will not tolerate inappropriate behavior, including verbal or physical conduct that creates an intimidating, offensive, or hostile environment. No form of harassment will be tolerated, including harassment regarding race, national origin, religion, disability, pregnancy, age, military status, sex, or sexual orientation. Employees who engage in discrimination and/or harassment will be disciplined in a manner appropriate to the offense, up to and including termination. Managers have a responsibility to keep the workplace free of any form of discrimination and/or harassment, including sexual harassment. No supervisor or manager may threaten or insinuate, either explicitly or implicitly, that an employee’s refusal or willingness to submit to sexual advances will affect the employee’s terms or conditions of employment. All acts of discrimination and/or harassment must be reported through any of the Resources for Getting Help on page 7. PROMOTING A SAFE AND HEALTHY WORKPLACE (See Policy No. EH1.01) Alion cares about the health and safety of its employees, consultant, visitors and other companies’ employees working at both Alion and non-Alion facilities. Employees must comply with all applicable health and safety policies and procedures at both Alion and non-Alion facilities, including relevant standards, instructions and processes. A drug- and alcohol-free workplace supports our health and safety goals and is vital to our integrity, reputation and business performance. We cannot allow our judgment to be impaired at any time. No one may be under the influence of intoxicants or any controlled substance that has not been prescribed by a licensed physician while conducting Alion business or while on Alion or Alion Customer premises. Acts of violence, threats or physical intimidation have no place at Alion, and employees have a responsibility to help ensure they do not occur. Employees support a safe and healthy work environment by: • Knowing what to do in an emergency and cooperating during the practice of emergency drills; • Maintaining a drug- and alcohol-free workplace; • Not saying or doing anything that could create fear or threaten the safety or security of others; • Not bringing firearms or other weapons onto Alion or non-Alion facilities or while traveling on Company business (except to the extent required under a specific contract and/or applicable law); • Reporting any accident, injury, illness, or unsafe/violent behavior or unsafe/unhealthy working conditions through any of the Resources for Getting Help on page 7; and • Not retaliating against anyone who reports unsafe/violent behavior or unsafe/unhealthy working conditions or participates in an investigation of these reports.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 9 TECHNOLOGY IN THE WORKPLACE (See Policy Nos. AD5.04, IT1.01 and IT1.04) Alion technology, systems and accounts (including social media and online communications) are provided for the purpose of conducting Company business. Occasional and incidental use for personal matters may be permitted. Alion reserves the right to access and audit all such technology, and users should have no expectation of privacy in this regard. Alion retains ownership of all Alion information wherever situated. No Alion information should be retained on personal technology, and personal accounts should not be used for Alion business. Employees must not • Open suspicious e-mails, links or attachments or otherwise engage in any actions that could damage or compromise Alion’s networks; • Post comments regarding Alion’s financial, contractual, or legal matters on electronic bulletin boards, list-servers or similar public forums on the Internet; • Send or post messages that might harm Alion’s reputation or the reputation of others; or • View, possess or share pornography of any kind in the workplace, at work-related activities, or on technology used for Alion business. PROTECTING OUR COMPANY PERSONAL CONFLICTS OF INTEREST (See Policy No. LE2.07) Avoid any situation that may create or appear to create a conflict between personal interests and the interests of the Company. Employees and their immediate families must not engage in any outside interest, activity, or investment which, in the opinion of Alion, may reflect against Alion or conflict with its best interests. The following are examples of conflicts of interest: • Engaging in employment or any other activity that interferes with your ability to devote the required time and attention to your job responsibilities at Alion • Holding a significant financial interest in a current or prospective customer, supplier, or competitor of Alion, or serving as an employee, consultant, or director of that business • Directing Alion business to a supplier owned or managed by a relative • Supervising the job performance or compensation of a relative • Using confidential Company information or improperly using Company assets for personal benefit or the benefit of others If an actual or apparent conflict of interest develops, an employee must report the matter to his or her supervisor and the Corporate Compliance Officer. It is important to remember that even if a conflict exists, it will not necessarily result in corrective action. Conflicts can arise innocently, and most are investigated to the extent necessary to determine that the Company’s interests are being best served. Each conflict must be reported so that an independent determination can be made of the situation.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 10 ORGANIZATIONAL CONFLICT OF INTEREST (See Policy No CN3.10) Alion policy prohibits any contract from being negotiated or executed if the interests of a particular customer are of such a nature as to compromise or threaten Alion’s ability to maintain unbiased objectivity in serving its other customers, resulting in a potential Organizational Conflict of Interest (“OCI”). Examples of potential OCIs include: • Competing for a management/services contract that might require the contractor to evaluate its own or its competitors’ products for use by the government; • Competing to supply products/services for which Alion has designed the specifications; • Access to other companies’ proprietary information that has not been authorized for use in landing/ performing the contract; or • Access to other companies’ proprietary information obtained by leveraging the contract in question, which might provide an unfair competitive advantage. Where an actual or potential OCI may occur by entering into a contractual agreement or by accepting a task under an awarded contract, such contractual instruments may be entered into only after satisfying all of the following conditions: • Full and complete disclosure of the actual or potential OCI to the appropriate government official(s), with a proposed means of avoiding, mitigating or neutralizing the OCI; and • Consent to the execution of the contractual arrangement has been obtained from the appropriate government official(s), along with any necessary government approvals of an appropriate OCI avoidance and mitigation plan where required. FALSE CLAIMS (See Policy No. LE1.06) Do not submit or concur in the submission of any claims, bids, proposals, or any other documents of any kind that are false, fictitious, or fraudulent. With regard to government contracts, such acts are criminal violations which could result in prosecution of both the Company and the employee. Ensure that all costs are accurately recorded and charged to the proper account and proper contract. The mischarging of labor costs, the improper allocation or transfer of costs, or the falsification of other cost records is not tolerated. Be aware of Certification clauses, including OCI clauses, in government contracts and in all solicitations for which a bid is prepared. Be mindful that reckless disregard for the truth or falsity of information presented to the government triggers the knowledge requirement for False Claims Act liability.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 11 INTERNATIONAL TRADE CONTROL AND FOREIGN TRAVEL (See Policy Nos. LE3.01 and LE3.02) Employees must understand and comply with all U.S. laws and regulations as well as the local laws and regulations of the countries in which Alion conducts business (to the extent they do not conflict with U.S. laws and regulations). The following U.S. laws and regulations are particularly applicable when performing international business activities: • Foreign Corrupt Practices Act (“FCPA”) • Anti-boycott Laws • Embargo Regulations • Export/Import Laws and Regulations The FCPA has two principal components that: • Prohibit the making of bribes, kickbacks, or other forms of corrupt, illegal, or improper payments to government officials for the purpose of obtaining or retaining business; and • Require that the financial books, records, and accounts of the Company are accurate, current, and complete in all respects, and that the Company has a system of internal accounting controls to ensure accurate books, records, and accounts. The Anti-boycott Laws prohibit U.S. persons and companies from taking actions or entering into agreements that further economic boycotts or restrictive trade practices not supported by the U.S. Government. This primarily involves prohibiting actions that have the effect of furthering the Arab Boycott of Israel. embarGo reGulations The Office of Foreign Assets Control (“OFAC”), through the Foreign Assets Control Regulations, prohibits Exports to certain countries, individuals, or entities that are subject to sanctions by the U.S. These Embargo Regulations apply to all transactions, not just Exports. Something as simple as electronic mail exchanges or sending marketing materials to certain countries can violate the OFAC regulations. All transactions conducted by Alion and its employees must be carefully analyzed to ensure that an embargoed country, or a national from an embargoed country, is not involved. Export/Import Laws and Regulations were enacted to: • Encourage and allow international commerce while maintaining the well-being and national security interests of the U.S. The Export Administration Regulations (“EAR”), the International Traffic in Arms Regulations (“ITAR”) and the Federal Firearm Regulations (“FFR”) establish licensing, recordkeeping, screening, and reporting frameworks designed to ensure that these Regulations are properly implemented and enforced. • Prohibit the export and re-export of certain U.S. origin products, services, and technologies and control the export and re-export of certain products, services, or technologies; and • Require the use of an export license, license exception, or license exemption to export, controlled products, services, or technology specifically identified by the U.S. Government.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 12 Alion is required to document the Export (including the temporary Export) of any Company-owned or Government-furnished equipment under an Export license or license exception. When conducting foreign travel, whether for Alion business or personal reasons, it is essential to recognize and understand U.S. government controls regarding Export restrictions. Export control regulations govern what you may take with you (or “Export”) and, for some destinations, prohibit travel entirely. Employees dealing with international business practices, customers and suppliers should contact export@alionscience.com or law_department@alionscience.com to ensure that they are complying with the foreign laws and U.S. legal requirements. Violations of these laws and regulations can result in the revocation of export privileges for Alion, civil and/or criminal fines for Alion and its employees, and can result in imprisonment. LABOR CHARGING (See Policy No. TA12.08) Timely and accurate completion of timesheets is essential. Alion must ensure that no cost is allocated to a government contract, either directly or indirectly, where unallowable, contrary to the contract or related regulations, or otherwise improper. Timesheets must report the number of hours worked and the proper distribution of the time against appropriate cost objectives represented by project and overhead ventures. Employees can ensure accuracy in time reporting by charging a cost objective only for the work performed on that objective. Each employee must complete an original timesheet (using either the paper or electronic time reports) on a daily basis. Record all hours worked, including mandatory Alion training (even if done after regular work hours), on a daily basis or by 10 a.m. the next business day. Reporting hours not worked, but for which pay is received (e.g., leave, excused absences), must be true and accurate. Shifting of costs to a contract other than the contract worked on is strictly prohibited. It is essential that employees properly document and allocate any cost charged to a customer. These costs might include, but are not limited to, travel expenses, purchases, and use of equipment charges. Improper charging or allocation of time or any other cost may constitute a violation of civil or criminal statutes and regulations. Direct-charge employees must keep time and labor-charging reports current and must properly report all time spent on each project/assignment. Assignments shall not be initiated until all proper documentation, including a charge number, has been issued and communicated to the employee. When this is not possible, a governmental Authority to Proceed is required. GOVERNMENT AND COMPANY INVESTIGATIONS (See Policy Nos. LE1.08, LE1.09, LE2.03 and LE2.05) As a U.S. Government contractor, Alion is subject to an array of laws and regulations governing its business activities. In some circumstances, a government agency may initiate an investigation or review of the Company’s activities or the activities of an employee. During such investigations, the Company will comply with all applicable laws, regulations and contractual requirements, and will cooperate fully with appropriate investigating agency officials. In addition, the Company has certain procedures in the event a government official contacts an employee, requests information from an employee or the Company, and/or seeks to interview any employee in connection with an investigation that may involve possible violations of law. If this occurs, always contact the Law Department immediately.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 13 The Company will often conduct its own internal investigation. Employee cooperation with all Company internal investigations is expected. The Company must also disclose to appropriate government agencies any suspected violations of law, fraud, and/or contract overpayments involving the Company or any of its employees. Alion also maintains policies and procedures for the Audit and Finance Committee and the Corporate Governance and Compliance Committee of the Board of Directors to administer and investigate complaints of a financial or other material nature including, but not limited to, accounting, financial reporting, and internal controls. PROTECT SHAREHOLDER VALUE AND COMPLY WITH SECURITIES LAWS (See Policy Nos. TA1.01, TA3.02, TA11.01, and LE1.05) Alion is required to prepare and provide certain financial and other business information to its stakeholders. proper aCCountinG To assure corporate integrity and to preserve and enhance shareholder value, the Company aggressively pursues growth and earnings objectives while keeping ethical and legal standards at the forefront of all activities. This includes absolute reliability and accuracy of books and records, and honesty in disclosures. The books of account, financial statements, and records of the Company are intended to reflect accurately and fairly, in reasonable detail, the Company’s operations and financial position and the underlying transactions and any disposition of assets. The books, statements, and records should be maintained in accordance with established financial and accounting policies issued by the Company and with generally accepted accounting principles, and in accordance with SEC requirements. All invoices submitted to the government for payment must be reviewed carefully for accuracy. If there is doubt as to whether a particular cost is allowable, it should not appear on the invoice. An employee’s approval of an invoice means that the employee has certified that the amounts claimed are proper. Submission of inflated claims could lead to liability for the Company and the employee who approves the claim. reCordinG and reportinG information Information that is the basis for recording transactions or measuring the Company’s performance should be recorded and reported accurately and honestly. Dishonest reporting, either inside or outside the Company, is strictly prohibited. This includes misreporting information or organizing it in a way that is intended to mislead or to misinform those who receive it. disCussinG Company affairs Employees must not disclose to persons outside the Company any Alion-internal information until formally disclosed by Alion to the public in accordance with applicable securities laws and regulations. Confidential Company business should not be discussed in public places or in places where visitors are likely to be present, such as lobbies, elevators, and cafeterias. insider tradinG The use of non-public information for private gain, or the disclosure of non-public information to persons other than Alion employees or others who have a legitimate business need for the information, is strictly prohibited. The trading of Alion securities or securities of other publicly-traded companies based on material, non- public information relating to any company is unethical and illegal. Such trading includes acquiring a beneficial interest in Alion’s stock through pre-tax deferrals, rollovers

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 14 or transfers to the ESOP. Liability can also extend to any employee who discloses material, non-public information to another person, who in turn uses such information in a securities transaction. Even accidental disclosure of inside information to another party can be a serious breach of corporate confidentiality and can also result in insider trading. For this reason, every employee must avoid discussing sensitive information in any place where such information may be overheard by others. All incidents of disclosure of inside information must be promptly reported to the Law Department. Information is considered material if it would be considered important by investors making decisions on whether to purchase, sell, or hold the securities of the company in question. PROTECT CONFIDENTIAL & PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY (See Policy No. LE1.04) Employees are responsible for ensuring the proper protection of all Alion Confidential and Proprietary Information (“CPI”) and capital assets. In accordance with Alion’s Employee Intellectual Property Agreement, Alion retains all rights, title, and interest to all inventions, software, and other intellectual property that result from or are suggested by work performed by employees for Alion or use of Alion resources. Employees must take all responsible steps to comply with all applicable procedures established by Alion with respect to protecting Alion CPI from unauthorized or inadvertent disclosure and use Alion CPI only as necessary and proper in the performance of his or her duties as an employee of Alion. Do not (directly or indirectly), without the written consent of Alion, use, reproduce, copy, disseminate, publish, disclose, provide or otherwise make available to any person, firm, corporation, agency or other entity, any Alion CPI. SECURITY OF U.S. GOVERNMENT CLASSIFIED AND OTHER SENSITIVE INFORMATION (See Policy No. LE4.01) Employees have an obligation to comply with the government regulations and laws that protect our nation’s defense secrets and to prevent any unauthorized access to or dissemination of sensitive information. Employees who have a valid security clearance and require access to specific classified information must handle such information, in whatever form it exists, strictly in accordance with the procedures set forth by the appropriate governmental agency for safeguarding classified information. Such procedures normally encompass activities such as storage, reproduction, review, shipping, and destruction of classified information. Employees must not seek access to, accept, or retain any classified materials for which they have no need to know, or which they are not otherwise entitled to possess. Employees with questions relative to the security of U.S. Government classified information should contact the local Facility Security Officer or Alion’s Corporate Security Officer. In addition, information may be unclassified but sensitive in the form of documents labeled “For Official Use Only” or “For Internal Use Only” (or words to that effect) to identify information or material which, although unclassified, may not be appropriate for public release, or “NOFORN” meaning that the information is not to be conveyed in any manner to any foreign national except through a license or other valid approval from the appropriate U.S. Government agency or classifying authority. Employees must take appropriate steps to protect such information from unauthorized disclosure consistent with the agency rules and policies under which such document is issued.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 15 RECORDS RETENTIONS AND DESTRUCTION (See Policy No. LE1.07) Ensure that business records are available to meet the business needs of the Company, including the legal, tax, and other regulatory requirements wherever Alion conducts its business. Failure to comply with the requirement to preserve documents and other information as required by the Records Retention policies and any distributed Hold Notice can result in serious adverse consequences to Alion and its employees. It is unlawful to destroy, conceal, alter, or falsify any Alion business or other record, document, or object for the purpose of obstructing or influencing any lawsuit or other legal, regulatory, or government proceeding or investigation. Doing so may subject Alion and any offending persons to severe civil and criminal penalties including substantial damage awards, fines, and imprisonment. POLITICAL ACTIVITIES (See Policy No. AP1.01) Federal, state and local laws govern contributions made to political candidates. No political contributions may be made by an employee on behalf of Alion. For purposes of this section, the term “contributions” includes the use of Alion facilities and employee time in connection with an election for public office. In addition, there are additional federal, state and local laws that govern the activities of government lobbyists. All such activities on behalf of Alion must be coordinated with the Director of Government Relations. The Alion Science and Technology Corporation Political Action Committee (“Alion PAC”) makes all political contributions on behalf of Alion’s business interests. Alion PAC is funded by the voluntary contributions of eligible employees of Alion and its affiliates. Consistent with federal regulations, only eligible employees are asked to consider supporting the Alion PAC. Eligible employees must also contact the Alion PAC for guidance before contacting U.S. Congressional and Executive Branch employees and staff. RESPECTING OUR CUSTOMERS AND BUSINESS PARTNERS MARKETING AND PROCUREMENT INTEGRITY (See Policy No. LE1.06) Deal honestly and fairly with all customers, competitors, teaming partners, subcontractors, suppliers, and consultants. When preparing proposals and negotiating contracts, always be accurate, current, and complete in all representations on behalf of Alion. In conducting business with government agencies, Alion must abide by certain special contract and procurement regulations and rules to protect the public interest and integrity of the government procurement processes. Submission to a government customer of a proposal, price quotation, claim, or other information that is knowingly false, incomplete, or misleading can result in civil or criminal liability for both the Company and individual employees involved in the submission. The penalties for such practices include suspension of a contract, debarment, imprisonment, and/or fines. The Company is obligated to and must disclose, when required to do so, current, accurate, and complete cost and pricing data. Generally, cost and pricing data includes historical price and cost information plus information related to supplier quotations, cost trends, management decisions, or other factors that may potentially affect costs.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 16 Government contracts frequently impose high-level quality requirements for critical and complex items. Management is responsible for identifying such requirements and communicating them to all employees assigned to the contract. Where a contract specifies use of particular components, equipment, materials, or processes, such specifications will be followed. Substitution of other components or changes in the contract scope of work is permitted only upon receipt of a written contract modification signed by the authorized government official, or as otherwise permitted by the contract. In such cases, employees should consult with the appropriate Group Contracts Manager or the Corporate Director of Contracts for guidance. UNAUTHORIZED THIRD PARTY PROPRIETARY AND THIRD PARTY SOURCE SELECTION INFORMATION (See Policy No. LE1.06) Do not use a competitor’s proprietary or source selection information, regardless of how it was obtained, except where permitted by law or express agreement. Examples include information contained in a competitor’s bid or proposal, cost or pricing data, or other information submitted to the government or contemplated for submission to the government and designated as “proprietary” or “source selection” in accordance with the law or regulation. Employees must refuse any offers to provide Alion with any unauthorized contractor bid and proposal information or source selection information and immediately report the offer to the Law Department. Do not use, obtain, accept or receive any information to which Alion is not clearly and legitimately entitled. Should an Alion employee inadvertently, accidentally or otherwise receive unauthorized third party proprietary or source selection information, the individual is responsible for securing and containing the information to prevent further distribution and to ensure that no one else learns its contents. There are no exceptions to this rule. In addition, the employee must immediately contact the Law Department at law_department@alionscience.com. RECRUITMENT AND EMPLOYMENT OF CURRENT AND FORMER U.S. GOVERNMENT EMPLOYEES AND OTHER EMPLOYMENT RESTRICTIONS (See Policy No. LE2.08) Federal laws and regulations govern the employment of current or former U.S. Government employees (military or civilian), either directly or as consultants (known as the “Revolving Door”). In addition, the Revolving Door issue is a compliance requirement for the Company’s contractual representations and certifications. All prospective employees and consultants who are current or former U.S. Government officers or employees must complete the Alion Employment Questionnaire and Certification Form. This Form is designed to assist Alion in determining which restrictions, if any, apply to the prospective employee/ consultant. Revolving Door restrictions also exist for employees of federal contractors going into or back to government service, called the “Reverse Revolving Door”. The Office of Government Ethics regulations (5 C.F.R. ¶ 2635.502) state that a federal government employee who, within the last year, served as an officer, director, trustee, general partner, agent, attorney, consultant, contractor, or employee of the federal contractor, should not participate in matters affecting that contractor.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 17 In addition to the Revolving Door, commercial and government contracts at times impose non-solicitation clauses: • Non-solicitation (or non-proselytization) clauses are used in situations to prevent a company from hiring, or soliciting for hire, employees of another company with which it has a contractual relationship. • The primary purpose of the non-solicitation clause is to protect a company’s confidential information, intellectual property, and substantial investment in training. • Violations of non-solicitation clauses can lead to monetary damages and breach of contract. Consult with the Human Resources and Law Departments before initiating any action to discuss the employment of current or former U.S. Government employees. In the event that a former U.S. Government employee becomes a consultant or employee of Alion, Alion will observe all applicable post-employment requirements. GRATUITIES, BRIBES AND KICKBACKS (See Policy No. LE2.06) Except as provided below, do not offer or give any gift, gratuity, bribe or kickback to any Alion customer, supplier or government employee or official. Doing so may would violate law, regulation, or the policies of Alion or the recipient’s Company/ Government agency, or cause embarrassment to or negatively reflect on Alion’s reputation. This restriction applies to both Alion employees and any household or immediate family member. u.s. Government Customers, employees and offiCials Do not offer or promise to offer (directly or indirectly) anything of value (including gifts, entertainment, loans, travel, favors, hospitality, lodging, discounts and meals) to any former, actual or potential U.S. Government customers, employees and officials or their families. The following exceptions apply: • Modest items of food and refreshments such as soft drinks, coffee and donuts on an occasional basis in connection with necessary and legitimate business activities. • Unsolicited gifts (including meals, transportation, lodging, or entertainment) having an aggregate value of $20 or less per government employee, per occasion, provided such items do not in aggregate exceed $50 per person in a calendar year, may be provided. This is commonly referred to as the “20/50 Rule.” • Marketing or promotional items such as a coffee mug, pen, or T-shir t listed in the Alion Promotional Catalog, intended solely for the purpose of presentation and displaying the company logo, are permissible so long as the item conforms to the 20/50 Rule. NOTE: Running afoul of the ban on gifts and gratuities is easy, so you must remain wary. The Government applies the ban at the employer level (i.e., the entity actually seeking to do business with the Government, also called the “Prohibited Source”). As Alion is the Prohibited Source, the Government combines the value of all gifts given by all Alion employees to a Government employee. Thus, an Alion employee might believe that one $20 gift to a Government employee complies with the 20/50 Rule. But, if that Government employee accepts two more $20 gifts from any Alion employee within the same year, then the Government employee has just violated the “50” portion of the 20/50 Rule. A few exemptions and exceptions exist to the ban

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 18 on gifts. However, no expenditure for such gifts is reimbursable to the employee AND the employee MUST contact the Law Department prior to procuring or providing any such gifts. Such items may include: • Awards and honorary degrees • Gifts based on outside business or employment relationships (e.g., flowers for illness or death) • Social invitations from persons other than prohibited sources • Gifts authorized by supplemental agency regulations • Gifts accepted under specific statutory authority • Gifts motivated by longstanding personal or family (non-business) relationships • Discounts and similar benefits foreiGn Customers Meals, entertainment and reasonable gifts may generally be provided to foreign customers who are NOT foreign officials or officials of state owned companies provided they are permissible under local law and in accordance with the above 20/50 Rule. Any and all requests for payment or provision of business courtesies (meals, gifts, lodging, transportation, etc.) to a foreign official (including officials of state-owned companies), foreign political party or party official, or candidate for foreign political office must be approved in advance by the Law Department. domestiC non-Government Customers Alion does not prevent employees from socially entertaining non-U.S. Government business acquaintances. Meals, refreshments, entertainment and reasonable gifts (having a market value of $100 or less) may generally be provided to non-U.S. Government (domestic) customers, provided they are in support of business activities and permissible under the rules of the recipient’s company policy and approved in advance by the Law Department. business Courtesies to alion employees - meals, refreshments and entertainment Although an employee may not use his or her position at Alion to solicit a personal benefit of any kind or amount, it is permissible to accept unsolicited meals, refreshments, entertainment, and other business courtesies such as local transportation, on an occasional basis, provided all of the conditions set forth in Policy No. LE2.06 are met. Gifts to alion employees Do not accept compensation, honoraria, funds in any form or amount, or any other form of gift or gratuity from any entity, representatives of any entity, or any person that does or seeks to do business with Alion, unless approved in advance by the Law Department. Gifts from U.S. Government customers, suppliers or vendors must not be accepted, except for advertising, promotional or other items of nominal value (generally $25 or less). Reasonable gifts (having a market value of $100 or less) from non-U.S. Government (domestic) customers, suppliers or vendors may be accepted provided they are in support of business activities and permissible under the rules of the donor’s company policy and approved by the Law Department.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 19 be mindful of appearanCes Avoid any situation (such as offering or accepting meals, gifts, gratuities, or entertainment) that may create or appear to create a conflict between the employee’s personal interests and the interests of Alion. CLOSING THOUGHTS Alion’s continued success depends upon the support and cooperation of all employees. If you have any questions or concerns relative to the conduct or laws summarized in this Code, refer to the Resources for Getting Help set forth below. By keeping these broad lines of communication open and by conducting ourselves responsibly and ethically, we will ensure the continuance of our reputation as a preeminent supplier of technology products and services. This Code may be changed at any time with or without notice. Adherence to this Code constitutes a term of employment, but the Code shall not otherwise alter the at-will nature of any person’s employment or limit the right of either Alion or any employee to terminate that employment relationship with or without notice and with or without cause. resourCes for GettinG help or raisinG a ConCern • Ethics Hotline 1-877-439-9227 24 hours/day, 7 days/week From Outside the U.S., call collect: 770-776-5697 Online: www.tnwgrc.com/alion • Your Supervisor or Manager • Law Department: Law_Department@alionscience.com • Human Resources Department: HR@alionscience.com • International Trade Compliance: export@alionscience.com • Industrial Security Compliance: security@alionsciencecom 

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 20 SUMMARY • Avoid any situation, activity or investment which affects or appears to affect your ability to exercise impartial judgment on the job or adversely affects the Company’s interests, and disclose any actual, potential or perceived conflict of interest • Don’t offer, give or receive anything of value under circumstances that are unlawful or could be viewed as an attempt to improperly influence a recipient’s decisions affecting the Company • Don’t give or offer anything of value, directly or indirectly, to any foreign official or entity for the purpose of influencing any act or decision in their official capacity • Comply fully with Alion policies and all federal laws and regulations dealing with the recruiting and employing current or former federal government employees, and ensure that all recruiting and hiring practices comport with such laws and regulations • Don’t make false or misleading entries of any kind on Company records or accounts • Ensure accuracy in all communications with federal, state and local governments • Comply fully with Alion policies and all federal laws and regulations dealing with labor charging, and ensure total time accounting to appropriate charge numbers • Follow OCI compliance measures by understanding the OCI categories and rules • Don’t destroy any information (hard copy or electronically stored) that is protected by a document hold notice • Don’t buy or sell securities based on non-public Company information, including changing investment selections or balances in the Company ESOP Plan • Don’t make or participate in any racist, sexist or other types of discriminatory jokes or comments • Don’t view, download, possess, copy, send, post or access any illegal, sexually explicit, pornographic or obscene material of any kind • Follow safeguarding measures to ensure proper protection of all Alion Confidential and Proprietary Information as well as capital assets including intellectual property such as trade secrets • Report immediately any violation or apparent violation of the Code, or of Alion policies or procedures, or violations of law or regulation

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 21 SUPPLEMENT TO ALION CODE OF ETHICS, CONDUCT, AND RESPONSIBILITY: CODE OF ETHICS FOR FINANCE EMPLOYEES This Code of Ethics for Finance Employees (the “Finance Code”) applies to the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Controller, and any other personnel performing similar functions (collectively “Finance Employees”). The Finance Code is intended to supplement the Alion Code of Ethics and its implementing policies and procedures. To ensure complete and accurate financial records and reporting, all Finance Employees will: • Act with honesty and integrity and avoid actual or apparent conflicts of interest • Provide constituents with information that is accurate, complete, objective, relevant, timely and understandable • Comply with rules and regulations of federal, state and local governments, and other applicable private and public regulatory agencies • Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinated • Respect the confidentiality of information acquired in the course of one’s work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of one’s work will not be used for personal advantage • Share knowledge and maintain skills important and relevant to constituents’ needs • Proactively promote ethical behavior as a responsible partner among peers, in the work environment and the community • Exercise responsible use of and control over all assets and resources employed or entrusted. [Supplement continued on next page]

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 22 sarbanes-oxley ComplianCe The Sarbanes-Oxley Act of 2002 (the “Act”) imposes duties and significant penalties for non-compliance on public companies and their executives, directors, auditors, attorneys and securities analysts. Because Alion is an issuer of securities that is required to file an annual report on Form 10-K with the Securities and Exchange Commission (“SEC”), numerous aspects of the Act impact Alion. These include, for example, rules governing the independence of Alion’s independent financial auditor, requirements on the qualifications of members of the Board’s Audit and Finance Committee, enhanced financial disclosures in filings with the SEC, restrictions on conflicts of interest, and criminal accountability for fraud. Pursuant to the Act, the SEC has issued rules requiring the CEO and CFO to certify that: 1. The annual report does not contain untrue statements or material omissions; 2. The financial statements fairly present, in all material respects, the financial condition and results of operations; 3. Such officers are responsible for internal controls designed to ensure that they receive material information regarding the issuer and consolidated subsidiaries; 4. The internal controls have been reviewed for their effectiveness within 90 days prior to the report; and 5. Any significant changes to the internal controls have been reported. Consistent with the best practices implemented by public companies, Alion’s CEO and CFO require certain executives who report directly to them to make an internal Certification that these executives have provided the CEO or CFO will all necessary information. Such internal certifications, called “sub-certifications,” are not filed with the SEC, but nevertheless provide the company with assurance that it has obtained all facts necessary to file a proper report to the SEC. In most cases, the CEO’s and CFO’s direct reports will similarly require their reports to make a second-tier sub- Certification. Any questions regarding this Finance Code should be directed to the Alion Law Department or through other channels as set forth in the Code of ethics, Conduct and Responsibility.

ALION CODE OF ETHICS, CONDUCT AND RESPONSIBIL ITY 23 ONLINE CERTIFICATION FORM The certification form must be completed and submitted online. Go to https://kms.alionscience.com/lgl/ace. If prompted for a Username and Password, enter your complete Alion email address for the username and your Alion network password. Failure to submit the online Certification form may result in disciplinary action, up to and including termination.